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                                                                    EXHIBIT 16.1

                [Letterhead of Chisholm, Bierwolf & Nilson, LLC]

                        Chisholm, Bierwolf & Nilson, LLC
                         533 West 2600 South, Suite 250
                              Bountiful, Utah 84010

December 21,2005

Securities and Exchange Commission
Washington, D.C.

Re:    China 3C Group (formerly Sun Oil & Gas Corp.)

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" containing in China 3C Group's (formerly Sun Oil & Gas Corp.) 8-K dated December 19, 2005, and are in agreement with the statements contain therein, as they relate to our firm.

Very truly yours,

/s/ Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah